                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                 SHIRE PHARMACEUTICALS GROUP PLC
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
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           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
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/ /        Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as provided by
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

                        SHIRE PHARMACEUTICALS GROUP PLC
                     HAMPSHIRE INTERNATIONAL BUSINESS PARK
                             CHINEHAM, BASINGSTOKE
                           HAMPSHIRE RG24 8EP ENGLAND
                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

    Notice is hereby given that the Annual General Meeting of Shire Pharmaceuticals Group plc will be held at the offices of West LB Panmure Limited at 35 New Broad Street, London EC2M 1SQ, England on 5 June 2001 at 11.00 a.m. for the purposes of considering and, if thought fit, passing the following resolutions, which will be proposed as ordinary resolutions:

ORDINARY BUSINESS

1. To receive and consider the directors' Report and Accounts for the year ended 31 December 2000.

2. To reappoint Arthur Andersen as Auditors and authorize the directors to fix their remuneration.

3.  To re-elect Mr Angus Russell as Director.

4.  To re-elect Dr Wilson Totten as Director.

5.  To re-elect Dr Bernard Canavan as Director.

6. Conditional on completion of the Company's merger with BioChem Pharma Inc., to elect Dr Francesco Bellini as Director.

7. Conditional on completion of the Company's merger with BioChem Pharma Inc., to elect the Hon James Andrews Grant as Director.

8. Conditional on completion of the Company's merger with BioChem Pharma Inc., to elect Mr Gerard Veilleux as Director.

SPECIAL BUSINESS

9. That options may be granted under the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme subject to satisfaction of performance conditions prior to and not subsequent to grant as more particularly described in the Chairman's Letter to shareholders dated 27 April 2001.

                                          By Order of the Board

                                          Angus C. Russell
                                          Secretary
                                          27 April 2001
                                          Registered office:
                                          Hampshire International
                                          Business Park
                                          Chineham
                                          Basingstoke
                                          Hampshire
                                          RG24 8EP

NOTES

1. A member entitled to attend and vote may appoint one or more proxies to attend and, on a poll, vote instead of him/her. A proxy need not also be a member. The appointment of a proxy will not preclude a member of the Company from attending and voting in person at the meeting if he or she so desires.

2. A form of proxy is enclosed for holders of ordinary shares in the Company. To be valid the form of proxy (and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such authority) must reach the Registrar, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6ZL not later than 11.00 a.m. on 3 June 2001 (or 48 hours before any adjournment of the meeting). A separate instruction card for holders of American Depositary Receipts of the Company to give instructions to the depositary for the American Depositary Receipts is being provided to such holders.

3. The Company, pursuant to Regulation 34 of the Uncertificated Securities Regulations 1995, specifies that only those shareholders registered in the register of members of the Company as at 6.00 p.m. on 3 June 2001 (or, in the case of adjournment, as at 6.00 p.m. on the date two days preceding the date of the adjourned meeting) shall be entitled to attend and vote at the meeting in respect of the number of shares registered in their name at that time. Changes to entries on the register after such time will be disregarded in determining the right of any person to attend and/or vote at the meeting.

4. There will be available for inspection at the Company's registered office at Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP during normal business hours on any week day (excluding Saturdays, Sundays and public holidays) from the date of this notice until the date of the Annual General Meeting and at the meeting from 10.45 a.m. until the close of the meeting:

    - copies of the service contracts of the directors with the Company;

    - the register of directors' share interests;

    - copies of the existing Articles of Association;

    - the rules of the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme; and

    - the rules of the Shire Pharmaceuticals Group plc Long Term Incentive Plan.

                        SHIRE PHARMACEUTICALS GROUP PLC
                     HAMPSHIRE INTERNATIONAL BUSINESS PARK
                             CHINEHAM, BASINGSTOKE
                               HAMPSHIRE RG24 8EP
                            PROXY STATEMENT FOR THE
                  2001 ANNUAL GENERAL MEETING OF SHAREHOLDERS
                            ------------------------

    The letter from the Chairman of the Company (the "Chairman's Letter"), the reasons for the resolutions and the Notice of Annual General Meeting, each prepared in accordance with English practice, accompany this proxy statement and are incorporated by reference herein.

                     SOLICITATION AND REVOCATION OF PROXIES

    The Board of Directors of Shire Pharmaceuticals Group plc (the "Company") is soliciting the accompanying proxy for use at the Annual General Meeting of Shareholders (the "Meeting") to be held on 5 June 2001 at the offices of West LB Panmure Limited at New Broad Street House, 35 New Broad Street, London EC2M 1SQ, England. If a proxy is received before the Meeting, as indicated below, the shares represented by it will, on a poll, be voted unless the proxy is revoked by written notice prior to the Meeting. If matters other than those set forth in the accompanying Notice of Annual General Meeting are presented at the Meeting for action, the proxy holders will vote the proxies as they think fit. The approximate date on which a definitive proxy statement and the accompanying proxy will first be mailed to shareholders is 27 April 2001.

              SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

    Only shareholders of record at the close of business on 3 June 2001 will be entitled to vote at the Meeting. As of 24 April 2001 there were 258,031,902 Ordinary Shares of the Company, nominal value 5p (the "Ordinary Shares"), outstanding and entitled to vote at the Annual General Meeting. Of these shares 26,384,010 were held in the name of Guaranty Nominees Limited, as nominee for Morgan Guaranty Trust Company of New York, as depositary (the "Depositary"), which issues Company-sponsored American Depositary Receipts ("ADRs") evidencing American Depositary Shares which, in turn, each represent three Ordinary Shares.

    Each registered holder of Ordinary Shares present in person at the Meeting is entitled to one vote on a show of hands, and every holder present in person or by proxy shall, upon a poll, have one vote for each Ordinary Share held by such holder. In the event that the proxy card is executed but does not indicate by marking a vote "FOR", "AGAINST" or "ABSTAIN," the proxy may vote or abstain at his discretion. An abstention and a "broker non-vote" are counted only for purposes of determining the presence of a quorum at the Meeting. "Broker non-votes" are votes that brokers holding shares of record for their customers (I.E., in "street name") are not permitted to cast under applicable regulations because the brokers have not received clear voting instructions from their customers.

    A member entitled to attend and vote may appoint one or more proxies to attend and, on a poll, vote instead of him. A proxy need not also be a member. The appointment of a proxy will not preclude a member of the Company from attending and voting in person at the meeting if he or she so desires.

    Proxy voting cards from holders of Ordinary Shares must be received by the Registrar not later than 11:00 A.M. on 3 June 2001 (or not less than forty-eight hours before any adjournment of the Meeting).

    A Deposit Agreement exists between Morgan Guaranty Trust Company and the holders of ADRs pursuant to which holders of ADRs are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary Shares so represented. The Depositary has agreed it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary Shares registered in its name in accordance with the instructions of the ADR holders. Instructions from the ADR holders should be sent to the Depositary so that the instructions are received by no later than 3:00 P.M. New York City time on 30 May 2001.

    Any holder of ADRs giving instructions to the Depositary has the power to revoke the instructions by delivery of notice to the Depositary at Morgan Guaranty Trust Company of New York, Depositary, P.O. Box 9383, Boston, MA 02205-9958 at any time so that the Depositary receives, by no later than 3:00 P.M. New York City time on 30 May 2001, duly executed instructions bearing a later date or time than the date or time of the instructions being revoked.

    The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited personally, or by telephone, or by employees of the Company. The Company may reimburse brokers, custodians, nominees, the Depositary and other recordholders of the Company's Ordinary Shares or ADRs for their expenses in sending proxy material to the beneficial owners of such Ordinary Shares or ADRs.

    Shareholders may obtain copies of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission without charge by writing to the Company at Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP England, attention Company Secretary.

    Resolutions 1 to 8 represent the business of the Company which is commonly transacted at annual general meetings. Resolution 9 relates to the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme. Resolutions 1 to 9 will all be proposed as ordinary resolutions. Ordinary resolutions require approval by a 50% plus vote of shareholders.

           SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL GENERAL MEETING

    The Company will, in future proxy statements, include shareholder proposals complying with the applicable rules of the U.S. Securities and Exchange Commission and any applicable U.S. state laws. In order for a proposal by a shareholder to be included in the proxy statement relating to the Annual General Meeting of shareholders to be held in 2002, that proposal must be received in writing by the Secretary of the Company at the Company's principal executive office no later than 2 January 2002. This requirement is without prejudice to shareholders' rights under the U.K. Companies Act 1985 to propose resolutions that may properly be considered at that meeting.

                  RESOLUTION 1. DIRECTORS' REPORT AND ACCOUNTS

    Under English law, each company is required to present at a shareholders' meeting copies of the company's audited annual financial statements, a report of the directors and the report of the auditors on those financial statements. Shareholders are being asked to adopt the financial statements. Adoption merely means that the shareholders acknowledge that the financial statements have been distributed and presented at the meeting; it does not in anyway waive or limit any rights shareholders may have with respect to the financial statements.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE FINANCIAL STATEMENTS.

                    RESOLUTION 2. REAPPOINTMENT OF AUDITORS

    The Board of Directors recommends that its appointment of the firm of Arthur Andersen as the auditors of the Company for the fiscal year ended December 31, 2001, be approved and that the Board be given the authority to determine their remuneration. Arthur Andersen has served as the Company's independent auditors since January 1994. The Company is advised that no member of Arthur Andersen has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries or, during the past three years, has had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of such firm is expected to be present at the meeting, will be available to answer questions and will be afforded an opportunity to make a statement if he or she so desires.

AUDIT FEES

    The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statement for the fiscal year ended
December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $530,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Arthur Andersen did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

    The aggregate fees billed by Arthur Andersen for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000, were $2,110,000. The vast majority of these fees relate to corporate and employee related tax matters.

    The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining Arthur Andersen's independence.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR 2001.

           RESOLUTIONS 3 TO 8. ELECTION AND RE-ELECTION OF DIRECTORS

    The Company currently has ten Directors.

NAME                                          AGE      POSITION
----                                        --------   --------
Dr. James Cavanaugh.......................     63      Non-Executive Chairman

Rolf Stahel...............................     56      Chief Executive

Angus Russell.............................     44      Group Finance Director

Dr. Wilson Totten.........................     45      Group Research and Development Director

Dr. Barry Price...........................     57      Senior Non-Executive Director

Dr. Bernard Canavan.......................     65      Non-Executive Director

Dr. Zola Horovitz.........................     66      Non-Executive Director

Ronald Nordmann...........................     59      Non-Executive Director

Joseph Smith..............................     62      Non-Executive Director

John Spitznagel...........................     59      Non-Executive Director

    The Articles of Association of the Company provide that one-third of the Directors who are subject to retirement by rotation, or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third shall retire at the Meeting. The Directors to retire by rotation at the Meeting include, so far as necessary to obtain the number required, first, a director who wishes to retire and not offer himself for reappointment, and, second, those Directors who have been longest in office since their last appointment or reappointment.

    The Articles of Association of the Company also allow the Board of Directors of the Company to appoint a person who is willing to act as a Director. A Director appointed in this way may, however, hold office only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting.

    In accordance with the Articles of Association, Mr Russell and Drs. Totten and Canavan retire by rotation and offer themselves for re-election. Dr Francesco Bellini, the Hon. James Andrews Grant and Mr Gerard Veilleux, who have been appointed non-executive Directors conditional on completion of the merger with BioChem Pharma Inc. ("BioChem"), will also offer themselves for election, assuming that the Company's merger with BioChem has been completed by the Meeting. Dr. Horovitz and Mssrs. Smith and Spitznagel have tendered their resignations conditional on the completion of the merger with BioChem.

    INFORMATION WITH RESPECT TO NOMINEES

    The following information sets forth the name and age of each nominee, all other positions or offices, if any, now held by him with the Company and his principal occupation during the past five years.

    ANGUS RUSSELL, 44, joined the Company in December 1999 as Group Finance Director. He previously worked for Zeneca Group PLC as Group Treasurer from 1995 until April 1999 and as Vice President of Corporate Finance of AstraZeneca PLC from April 1999 through December 1999. Mr. Russell is a chartered accountant, having qualified with Coopers & Lybrand and is a member of the Association of Corporate Treasurers.

    DR. WILSON TOTTEN, 45, joined the Company as Group R&D Director in
January 1998 and joined the Board in January 1999. Dr. Totten is a medical doctor. His last position was Vice President of Clinical Research & Development with Astra Charnwood where he served from 1995 to 1997.

    DR. FRANCESCO BELLINI, 53, was a co-founder of BioChem and has served as its President and Chief Executive Officer since September 1986 and as Chairman of the Board since May 2000. Dr. Bellini is a director of Molson Inc., Industrial Alliance Life Insurance Co. and Fonds de recherche de l'Institut de Cardiologie de Montreal.

    DR. BERNARD CANAVAN, 65, joined the Board as a non-executive Director in March 1999. Dr. Canavan is a medical doctor. He was employed by American Home Products for over 25 years until he retired in January 1994. He was President of that corporation from 1990 to 1994. Dr. Canavan is Chairman of the Audit Committee.

    THE HONORABLE JAMES A. GRANT, 63, has been a director of BioChem beginning in 1986 and Lead Director beginning May 2000. He is a partner with the law firm of Stikeman Elliott and has been with that firm since 1962. He is a director of United Dominion Industries Ltd., CAE Industries Ltd. and Canadian Imperial Bank of Commerce.

    GERARD VEILLEUX, 58, has been a director of BioChem since July 1999. He has been President of Power Communications Inc. and Vice-President of Power Corporation of Canada, a diversified management and holding company, since
June 1994. Mr. Veilleux is additionally a member of the Board of Governors of McGill University.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE AS DIRECTOR NAMED ABOVE.

CONTINUING DIRECTORS

    DR. JAMES CAVANAUGH, 63, joined the Board on March 24, 1997 and was appointed as Non-executive Chairman with effect from May 11, 1999.
Dr. Cavanaugh is the President of HealthCare Ventures LLC. Formerly he was President of SmithKline & French Laboratories, the U.S. pharmaceutical division of SmithKline Beecham Corporation. Prior to that, he was President of SmithKline Beecham Corporation's clinical laboratory business and, before that, President of Allergan International. Prior to his industry experience, Dr. Cavanaugh served as Deputy Assistant to the President of the U.S. for Health Affairs on the White House Staff in Washington, D.C. He is a non-executive Director of MedImmune, Inc. and Diversa Corporation. Dr. Cavanaugh is Chairman of the Nomination Committee.

    ROLF STAHEL, 56, joined the Group in March 1994 as Chief Executive from Wellcome plc where he worked for 27 years. From April 1990 until February 1994, he served as Director of Group Marketing reporting to the Chief Executive. A business studies graduate of KSL Lucerne, Switzerland, he attended the 97th Advanced Managers Program at Harvard Business School.

    DR. BARRY PRICE, 57, joined the Board on January 24, 1996 having spent
28 years with Glaxo, holding a succession of key executive positions with Glaxo Group Research. He is the Chairman of Antisoma plc and a director of Pharmagene plc. Dr. Price is Chairman of the Remuneration Committee.

    DR. ZOLA HOROVITZ, 66, has served as a non-executive Director since December 1999. Dr. Horovitz has been self-employed as a consultant in the biotechnology and pharmaceutical industries since 1994. Previously he held various positions at Squibb Corporation and its successor corporation, Bristol-Myers Squibb & Co., including that of Vice President, Business Development and Planning.

    RONALD NORDMANN, 59, joined as a non-executive director in December 1999 and has been a financial analyst in healthcare equities since 1971. From
September 1994 until January 2000, he was a portfolio manager and partner at Deerfield Management.

    JOSEPH SMITH, 62, has served as a non-executive director since
December 1999. From 1989 to 1997, Mr. Smith served in various positions at Warner-Lambert Company, including President of Park-Davis Pharmaceuticals and President of the Shaving Products Division (Schick and Wilkinson Sword).

    JOHN SPITZNAGEL, 59, joined the Board in December 1999 following service as President and Chief Executive Officer of Roberts Pharmaceutical Corporation since September 1997. He was Executive Vice President-Worldwide Sales and Marketing from March 1996 to September 1997, having served as President of Reed and Carnick Pharmaceuticals from September 1990 until July 1995.

    Executive Officers

    The following table sets forth as of the date hereof the executive officers of the Company.

NAME                                           POSITION
----                                           --------
Rolf Stahel..................................  Chief Executive
Angus Russell................................  Group Finance Director
Dr. Wilson Totten............................  Group Research and Development Director

      SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

    Set forth in the following table is the beneficial ownership of Ordinary Shares as of 24 April 2001 (both actual and after giving pro forma effect to the merger with BioChem) for (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of Ordinary Shares,
(ii) all current and proposed Directors, (iii) each of the Company's executive officers, including the Company's Chief Executive and (iv) all current and proposed Directors and executive officers as a group. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. The address of each of the Company's Directors and executive officers is that of the Company.

                                                                               NUMBER OF
                                                                            ORDINARY SHARES
                                                                             BENEFICIALLY
                                               NUMBER OF                      OWNED AS OF
                                            ORDINARY SHARES                 24 APRIL 2001,
                                             BENEFICIALLY     PERCENT OF     PRO FORMA FOR    PERCENT OF
                                              OWNED AS OF     OUTSTANDING   THE MERGER WITH   OUTSTANDING
                   NAME                      24 APRIL 2001      SHARES          BIOCHEM       SHARES (2)
                   ----                     ---------------   -----------   ---------------   -----------
Putnam Investment Management, LLC & The
  Putnam Advisory Company, Inc. 2 City
  Center, 2nd Floor, Portland, ME
  04101-6419(3)...........................     17,732,370         6.9%          17,732,370        3.6%
Dr. James Cavanaugh(4)....................      8,806,368(5)      3.4            8,806,368(5)     1.8
Rolf Stahel...............................        978,601           *              978,601          *
Angus Russell.............................             --           *                   --          *
Dr. Wilson Totten.........................        150,000(6)        *              150,000(6)       *
Dr. Barry Price...........................         31,350           *               31,350          *
Dr. Bernard Canavan.......................          3,000           *               28,869(7)       *
Dr. Zola Horovitz.........................        124,338(8)        *              124,338(8)       *
Ronald Nordmann...........................         46,968           *               46,968          *
Joseph Smith..............................        203,320(9)        *              203,320(9)       *
John Spitznagel...........................         57,624           *               57,624          *
Dr. Francesco Bellini.....................             --           *           13,758,451(10)     2.7
Hon. James Grant..........................             --           *              245,282(10)       *
Gerard Veilleux...........................             --           *               34,099(10)      --
All Directors and Executive Officers as a
  Group...................................      9,087,385         4.0%          24,079,988(11)     4.8%

------------------------

*   Less than 1%

(1) For purposes of this table, a person or a group of persons is deemed to have "beneficial ownership" as of a given date of any shares which that person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person or a group of persons named above on a given date, any shares which that person or persons has the right to acquire within 60 days after that date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Based on the 101,607,536 outstanding shares of BioChem as of 24 April 2001. Assumes that all BioChem shares are exchanged for new ordinary shares and, based on the closing price of the Company's ADSs of $46.51 (being the closing price of an ADS on 17 April 2001), that such shares are exchanged at a rate of 2.3517 new ordinary shares for each BioChem Share. Also assumes that no BioChem options are exercised prior to or in connection with the merger.

(3) Based solely on information provided to the Company by Putnam Investment Management, LLC & The Putnam Advisory Company, Inc. on 3 January 2001.

(4) Dr. Cavanaugh is the President of HealthCare Ventures LLC, which is the management company for a number of limited partnerships which have interests in 8,690,090 Ordinary Shares. Dr. Cavanaugh is also a general partner in these partnerships. 8,690,090 of the shares in which Dr. Cavanaugh is expressed to be interested represent shares held by those partnerships and not by Dr. Cavanaugh personally. The remaining 116,278 shares are held by Dr. Cavanaugh as beneficial owner.

(5) Includes 964,774 ordinary shares issuable upon exercise of options.

(6) All of Dr. Totten's shares are issuable upon exercise of options.

(7) Dr. Canavan is interested in 11,000 BioChem shares. Based on the closing price of the Company's ADSs of $46.51 (being the closing price of an ADS on 17 April 2001), Dr. Canavan's shares would be exchanged at a rate of 2.3517 new ordinary shares for each existing BioChem share.

(8) Includes 121,210 ordinary shares issuable upon exercise of options.

(9) Includes 78,200 ordinary shares issuable upon exercise of options.

(10) Dr. Bellini and Mssrs. Grant and Veilleux have been appointed as Directors of the Company conditional on completion of the Company's merger with BioChem. The figures for their interests assume that, based on the closing price of the Company's ADSs of $46.51 (being the closing price of an ADS on 17 April 2001) and assuming each of them elects for new ordinary shares, their shares would be exchanged at a rate of 2.3517 new ordinary shares for each existing BioChem Pharma share they hold. The figure for their interests include ordinary shares (7,055,100 for Dr. Bellini, 240,578 for Mr. Grant and 34,099 for Mr. Veilleux) that would be issuable upon exercise of Shire options received in exchange for their BioChem Pharma options based on the
    2.3517 exchange ratio.

(11) This number does not include Dr. Horovitz and Mssrs. Smith and Spitznagel.

               BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

    The Board of Directors held 10 meetings during 2000. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the Director served during 2000 (including in the case of each director for purposes of this calculation only such committee and Board meetings as occurred after such Director commenced service on the Board of Directors).

    The Board of Directors has a standing Remuneration Committee, a standing Audit Committee and a standing Nomination Committee. The membership of these committees is determined from time to time by the Board.

    The Remuneration Committee, which in 2000 consisted of Dr. Price as Chairman, Drs. Cavanaugh and Canavan and Mr. Joseph Smith held 4 meetings during 2000. The Remuneration Committee meets regularly and acts within agreed terms of reference. The Remuneration Committee reviews and authorizes salaries, bonuses and other matters relating to compensation of the executive officers, including the granting of options.

    The Audit Committee, which consists of Dr. Canavan, as Chairman, Drs. Cavanaugh and Price and Mr. Nordmann, held 4 meetings during 2000. In addition, it has been our practice to provide detailed financial information at each meeting of the Board of Directors. The principal functions of the Audit Committee are to review the scope of the annual audit and the annual audit report of the independent auditors, recommend the firm of independent auditors to perform such audits, consider non-audit functions proposed to be performed by the independent auditors, review the functions performed by the internal audit staff, ascertain whether the recommendations of auditors are satisfactorily implemented and recommend such special studies or actions which the Committee deems desirable. A copy of the Audit Committee Terms of Reference is attached hereto as Appendix A.

    The Board has delegated responsibility to a Nomination Committee made up of two non-executive Directors and one executive director. The Nomination Committee consists of Dr. Cavanaugh as Chairman, Joseph Smith and Rolf Stahel. The Nomination Committee intends to adopt formal and transparent procedures for such appointments during the course of the year. The Nomination Committee will consider suggestions regarding candidates for election to the Board submitted by shareholders in writing to the Company Secretary. With regard to the Annual General Meeting in 2002, any such suggestion must be received by the Company Secretary no later than the date by which shareholder proposals for such Annual General Meeting must be received as described above under the heading "Stockholder proposals for the 2002 Annual General Meeting."

    Our non-executive Directors receive L20,000 (approximately $30,000) on an annual basis for their services save for Dr. Cavanaugh, who, as non-executive Chairman, received remuneration of L35,000 (approximately $53,000) for 2000. We reimburse non-executive Directors for out-of-pocket travel expenditures relating to their service on the Board.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and changes in ownership with the SEC and to furnish copies of these reports to the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, the Company believes that all persons subject to the reporting requirements of
Section 16(a) filed the required reports on a timely basis during the year ended December 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In April 1999 Roberts Pharmaceutical Corporation made a loan in the sum of $283,000 to Mr. Spitznagel. The loan was unsecured and bore interest at the rate of 4.15%, per annum. 10% of the principal outstanding plus accrued interest was repayable on each of the first four anniversaries of the loan and the balance of principal plus accrued interest is repayable on the fifth anniversary of the loan. Mr. Spitznagel repaid the full outstanding balance of the loan on March 29, 2000.

    Mr. Spitznagel entered into a consultancy agreement with the Company in December 1999, which provided that:

     i. if he has good reason, as defined in his service agreement with Roberts, to terminate his employment with Roberts under his service agreement, the Company will cause Roberts to provide him with the payments and benefits he is entitled to upon a "good reason' termination;

     ii. Mr. Spitznagel would provide consulting services to the Company for at least 42 months following the merger with Roberts, unless
         Mr. Spitznagel terminates the consultancy agreement prior to the end of the 42nd month; and

    iii. the Company would pay Mr. Spitznagel at the rate of $400,000 per annum for his consulting services, $150,000 per annum as an office holder, $250,000 per annum to comply with certain restrictive covenants contained therein and $150,000 per annum to be used for tax, financial and estate planning advice, life insurance and health insurance.

                             EXECUTIVE COMPENSATION

    The following table sets forth, for 2000, 1999 and 1998, the compensation of the executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                   ANNUAL COMPENSATION                ------------
                                      ---------------------------------------------    SECURITIES
                                                                       OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND POSITION(1)                    YEAR      SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
--------------------                  --------   --------   --------   ------------   ------------   ------------
Rolf Stahel.........................    2000     $575,000   $316,000           --             --       $  80,000(2)
Chief Executive                         1999     $486,000   $195,000           --             --       $  69,000
                                        1998     $405,000   $191,000           --             --       $  60,000

Angus Russell.......................    2000     $272,000   $136,000           --             --       $  48,000(3)
Group Finance                           1999     $ 17,000         --           --             --       $   2,000
Director

Wilson Totten.......................    2000     $303,000   $151,000           --             --       $  33,000(4)
Group Research and                      1999     $230,000   $ 92,000           --             --       $  39,000
Development Director

------------------------

(1) In addition to the Chief Executive, the Company has only two other executive officers.

(2) Mr. Stahel's other compensation consists of Company pension contributions and other benefits provided.

(3) Mr. Russell's other compensation consists of Company pension contributions and other benefits provided.

(4) Dr. Totten's other compensation consists of Company pension contributions and other benefits provided.

    The following table sets forth information with respect to grants of stock options to each of the executive officers during the year ended December 31, 2000.

                             OPTION GRANTS IN 2000

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                                  ANNUAL
                                     NUMBER OF    PERCENTAGE OF                            RATES OF STOCK PRICE
                                     SECURITIES   TOTAL OPTIONS                                APPRECIATION
                                     UNDERLYING    GRANTED TO     EXERCISE                  FOR OPTION TERM(1)
                                      OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   --------------------
NAME                                  GRANTED      FISCAL 2000    PER SHARE      DATE         5%         10%
----                                 ----------   -------------   ---------   ----------   --------   ---------
Rolf Stahel........................    54,189          2.1        16.224(2)   02/28/2007   339,000      789,000

                                       32,241          1.3        19.124(3)   08/02/2007   267,000      621,000

Angus Russell......................     6,422            *        16.224(2)   02/28/2007    40,000       94,000

Dr. Wilson Totten..................    16,995            *        16.224(2)   02/28/2007   106,000      247,000

                                       63,242          2.5        19.124(3)   08/02/2007   492,000    1,147,000

*Less than 1%.

------------------------

(1) The potential realizable value uses the hypothetical rates specified by the SEC and is not intended to forecast future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for this valuation as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. In fact, the Company disavows the ability of this or any other valuation model to predict or estimate the Company's future stock price or to place a reasonably accurate present value on the stock options because all models depend on assumptions about the stock's future price movement, which is unknown. The value indicated is a net amount, as the aggregate exercise price, translated at the rate of exchange at December 31, 2000, has been deducted from the final appreciated value.

(2) The exercise price was L10.275 per share and has been translated at the rate of exchange at the date of grant of $1.579: L1.00.

(3) The exercise price was L12.80 per share and has been translated at the rate of exchange at the date of grant of $1.494: L1.00.

    The following table sets forth information with respect to each of the executive officers concerning the value of all exercised and unexercised stock options of such individuals at December 31, 2000. Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING               VALUE OF UNEXERCISED
                                      SHARES                     UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS(1)
                                     ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                                ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                -----------   --------   -----------   -------------   -----------   -------------
Rolf Stahel.......................          --         --      882,856        180,205      12,202,000      1,029,000
Angus Russell.....................          --         --           --         58,393              --        261,000
Dr. Wilson Totten.................          --         --           --        256,376              --      1,834,000

------------------------

(1) The value of unexercised in-the-money options is a net amount, as the aggregate exercise price, translated at the rate of exchange at December 31, 2001, has been deducted from the unexercised value.

EMPLOYMENT AGREEMENTS

    The Company entered into an employment contract with Mr. Stahel on October 21, 1996 which is terminable by either party on the giving of 12 months' notice. In connection with such agreement Mr. Stahel was paid a salary of $575,000 for the year ended December 31, 2000 and is entitled to a discretionary bonus of up to 55% of such salary as determined by the Remuneration Committee on a yearly basis.

    The Company entered into an employment contract with Mr. Russell on October 29, 2000 which is terminable by either party on the giving of 12 months' notice. In connection with such agreement Mr. Russell was paid a salary of $272,000 for the year ended December 31, 2000 and is entitled to a discretionary bonus of up to 50% of such salary as determined by the Remuneration Committee on a yearly basis.

    The Company entered into an employment contract with Dr. Totten on December 30, 1998 which is terminable by either party on the giving of 12 months' notice. In connection with such agreement Dr. Totten was paid a salary of $303,000 for the year ended December 31, 2000 and is entitled to a discretionary bonus of up to 50% of such salary as determined by the Remuneration Committee on a yearly basis.

         REPORT OF THE REMUNERATION COMMITTEE ON EXECUTIVE COMPENSATION

REMUNERATION POLICY

    The Remuneration Committee's policy on the remuneration of executive officers is directed at the retention and motivation of executive officers by ensuring that their remuneration is competitive with companies within the sector of emerging pharmaceutical companies, taking into account the interests of the shareholders.

    In developing remuneration policy and fixing remuneration, consideration is given to the salary data of Directors of comparable companies of a similar size in industry generally and, more specifically, in the emerging pharmaceuticals sector. The Chief Executive also advises the Remuneration Committee on other executive remuneration and on individual performance. External agencies are also used to advise on levels of remuneration as appropriate. No Director is involved in determining his own remuneration. The procedures and criteria for determining remuneration policy are regularly reviewed by the Remuneration Committee.

ANNUAL BONUSES

    The annual bonuses payable to executive officers are established on the basis of objectives for the Company and personal objectives. They include measurable and quantitative criteria related to financial performance. For the year ended December 31, 2000, these included revenue and earnings targets. The maximum annual bonus for each executive officer for the year ended December 31, 2000, was 55% of salary in respect of Mr. Stahel, 50% of salary in respect of Mr. Russell and 50% of salary in respect of Dr. Totten.

SHARE OPTIONS

    Share options are granted to executive officers as an incentive. The grant of options is wholly discretionary. In granting share options, the Remuneration Committee takes into account the advice and recommendations of the Chief Executive and individual salary levels and positions within the Company.

RETIREMENT BENEFITS

    The Company contributes 10% of salary to the personal pension of the executive officers.

LONG-TERM INCENTIVE PLAN

    The Long-Term Incentive Plan was adopted at the general meeting on June 30, 1998. Under this plan, the Company may at any time, with the approval of the Remuneration Committee, grant, or request that trustees grant, an award to any full-time employee of any member of the Company.

    An award may be made to any full-time employee (including a Director who is also such an employee) of the Company on the terms set out in the plan and upon such other terms as the Board (or a committee appointed by the Board) may specify, provided that no award may be granted to an employee who is within two years of his or her contractual retirement age.

COMPENSATION OF THE CHIEF EXECUTIVE

    The Remuneration Committee's policy on remuneration applies in all respects to the Chief Executive, Mr. Stahel. Mr. Stahel's base salary of $575,000 for 2000 was based on the Company's need to retain and motivate its executive directors. In developing remuneration policy and fixing remuneration, consideration is given to salary data of directors of comparable companies of a similar size in industry generally and, more specifically in the emerging Pharmaceuticals Sector. Mr. Stahel was awarded a $316,000 bonus for the year ended December 31, 2000 in connection with his individual performance and the performance of the Company as a whole.

Dr. Barry Price, Chairman

Dr. James Cavanaugh

Dr. Bernard Canavan

Joseph Smith

                               PERFORMANCE GRAPH

    The following graph compares the performance of the Company's Ordinary Shares to the S&P 500 Index and the Nasdaq Biotechnology Index for the dates indicated.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                15/2/96 TO 31/12/96  12/31/97  12/31/98  12/31/99  12/31/00
Shire                           136       164       221       353       603
SP 500 Index                    113       148       188       224       199
Nasdaq Biotech                   94        94       136       274       125

    Comparison of Cumulative Total Return of $100 invested on February 15, 1996(1) in Shire Ordinary Shares, the S&P 500 Index and the Nasdaq Biotechnology Index.

                                     2/15/96
                                        TO
                                     12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                                     --------   --------   --------   --------   --------
Shire..............................    $136       $164       $221       $353       $603
S&P 500 Index......................    $113       $148       $188       $224       $199
Nasdaq Biotechology Index..........    $ 94       $ 94       $136       $274       $125

------------------------

1 The Company's Ordinary Shares began trading on the London Stock Exchange on February 15, 1996.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board has reviewed and discussed the Company's audited financial statements with the management of the Company. The Audit Committee has discussed with Arthur Andersen, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards 61. The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with Arthur Andersen the independence of such independent accounting firm. The Committee has also considered whether the independent auditors' provision of information technology and other non-audit services to the Company is compatible with the auditors' independence.

    Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2000.

Dr. Bernard Canavan, Chairman

Dr. James Cavanaugh

Dr. Barry Price

Ronald Nordmann

 RESOLUTION 9. AMENDMENT OF THE SHIRE PHARMACEUTICALS GROUP PLC 2000 EXECUTIVE
                              SHARE OPTION SCHEME

    As explained in the Chairman's Letter, the Company has undertaken a review of the performance conditions attaching to its long term equity incentive arrangements in the light of its growth and the international environment in which it operates.

    As a result of this review the Company is seeking the approval of shareholders to change the manner in which the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme may be operated so that the Remuneration Committee may impose performance conditions on the grant of options under the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme, in which case there will be no further conditions governing the exercise of such options.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THIS CHANGE TO THE WAY IN WHICH THE SHIRE PHARMACEUTICALS GROUP PLC 2000 EXECUTIVE SHARE OPTION SCHEME MAY BE OPERATED.

                                                      By Order of the Board of Directors,

                                                      Angus C. Russell
                                                      SECRETARY

Dated: 27 April 2001

    Your vote is important. Shareholders who do not expect to be present at the Annual General Meeting and who wish to have their shares voted on a poll are requested to sign and date the enclosed proxy and return it in the enclosed envelope. No postage is required if mailed in the United States.

                                                                      APPENDIX A

                        SHIRE PHARMACEUTICALS GROUP PLC
                                AUDIT COMMITTEE
                               TERMS OF REFERENCE

I.  CONSTITUTION

    The committee is established as a committee of the board ("Board") of Shire Pharmaceuticals Group plc ("the Company") and shall be known as the Audit Committee ("the Committee").

II. MEMBERSHIP

    5.1. The Committee shall consist of not less than three members, each of whom shall be appointed by the Board from amongst the non-executive directors of the Company. Committee members will hold office subject to continuing as a director of the Company as determined by the Board.

    5.2. If any member of the Audit Committee is unable to act for any reason, the Chairman of the Committee may appoint any other non-executive director of the Company to act as alternate for that member.

    5.3. The Board may elect a Chairman of the Committee and determine the period for which he is to hold office. If no such Chairman shall have been appointed, or if at any meeting the Chairman is not present within five minutes of the time appointed for holding of the same, the members present shall choose one of their number to act as chairman of the meeting.

III. SECRETARY

    The Company Secretary shall act as Secretary of the Committee.

IV. QUORUM

    The quorum necessary for the transaction of the business of the Committee shall be two members. A duly convened meeting of the Committee at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the Committee.

V.  FREQUENCY OF MEETINGS

    5.1. Meetings shall be held not less than twice a year and shall be summoned by the Secretary of the Committee.

    5.2. In addition to the routine meetings of the Committee, any member of the Committee, the external auditors or the Group Finance Director may at any time request the Secretary of the Committee to summon a meeting if they consider that one is necessary. Further, the external auditors and the Group Financial Director may have access to the Chairman of the Committee or any other member of the Committee as required in relation to any matter falling within the remit of the Committee.

VI. CONDUCT OF BUSINESS

    The Committee shall conduct its business as it thinks fit. Decisions of the Committee shall be by majority decision. In the case of an equality of votes, the Chairman of the Committee shall have a second or casting vote. Save as otherwise required by these terms of reference or agreed by the

Committee all provisions relating to the conduct of business of the Board in the articles of association from time to time of the Company shall equally apply to the conduct of business of the Committee.

VII. ATTENDANCE AT MEETINGS

    Subject as referred to in 8 below, the Group Finance Director, the Group Financial Controller and representatives of the external auditors of the Company will be entitled to and will normally be expected to attend and, if requested by Committee members, shall attend meetings of the Committee. Other members of the Board who are not members of the Committee shall also have the right to attend such meetings.

VIII. ANNUAL MEETING WITH EXTERNAL AUDITORS

    At least once a year the Committee shall meet with the external auditors without any executive member of the Board in attendance.

IX. DUTIES

    5.1. The duties of the Committee shall be:-

       (a) to consider the appointment of the external auditors and any questions of resignation or dismissal and to receive from the Company's external auditors a formal written statement delineating all relationships between the auditor and the Company and to consider any such relationship, all in accordance with applicable laws and regulations including, without limitation, the Listing Rules in the United Kingdom and the NASD rules applicable to NASDAQ;

       (b) to consider the audit fee and keep under review any other fees payable to the auditors in respect of non-audit activities;

       (c) to discuss with the external auditors before the audit commences the nature and scope of the audit;

       (d) to review the half-year financial statements, annual accounts and accompanying reports to shareholders and preliminary announcement of results and any other announcement regarding the Company's results or other financial information to be made public, in any such case before submission to the Board, focusing particularly on:

           -- compliance with accounting standards and any changes in accounting policies and practices

           -- any important areas where judgment must be exercised

           -- completeness, accuracy and fairness of disclosures

           -- significant adjustments resulting from the audit

           -- the going concern assumption

           -- compliance with stock exchange and legal requirements

           -- presentation of a balanced and understandable assessment of the Company's position

       (e) the submission of the documents referred to in (d) above to the Board for its approval and the determination of what information in connection with that submission should be brought to the Board's attention;

       (f) the discussion of issues and recommendations arising from the audit, and any matters the auditors may wish to discuss (in the absence, where requested by the Committee, of executive members of the Board and other persons having a right to attend meetings of the Committee but who are not members of the Committee);

       (g) review of the internal operational audit programme, consideration of the major findings of internal operational audit reviews and management's response, and effective coordination between the internal and external auditors;

       (h) review of any statement to be made by the Company in its Annual Report and Accounts on internal control systems prior to endorsement by the Board and general review of the effectiveness of internal control systems;

       (i) review of the external auditors' management letter and response;

       (j) review of the effectiveness of the Company's internal control system and of any statement on internal control to be included in the directors' report before submission to the Board for its approval;

       (k) review of the business risks faced by the Company and review of any risk schedule on behalf of the Board at the half-year and prior to submission to the Board at the year-end;

       (l) consideration of the major findings of internal investigations and management's response;

       (m) the annual review and reassessment of the adequacy of these Terms of Reference, the completion of which shall be certified to NASDAQ;

       (n) the review and discussion of audited financial statements with management; and

       (o) consideration of other topics as notified from time to time by the Board or as proposed by the Chairman of the Company or Group Chief Executive.

X.  AUTHORITY

    5.1. The Committee is authorised to investigate any activity within its terms of reference.

    5.2. The Committee is authorised to seek any information it requires from any employee of the Company in order to performs its duties.

    5.3. In connection with the performance of its duties, the Committee is authorised to obtain outside legal or other independent professional advice and to secure the attendance of external professional advisers at its meetings if it considers this necessary.

XI. MINUTES

    11.1.The members of the Committee shall cause minutes to be made of all resolutions and proceedings of the Committee including the names of all those present and in attendance at meetings of the Committee.

    11.2.The Secretary shall circulate the minutes of meetings of the committee to all members of the Committee, to all members of the Board and to the external auditors and other advisers of the Company where relevant.

XII. ANNUAL REPORT AND AGM

    12.1.The membership of the Committee shall be listed each year in the Company's Annual Report.

    12.2.The Chairman of the Committee shall attend the Company's Annual General
       Meeting to answer shareholders' questions about the work of the Committee.

                                                                   December 2000

 /X/ PLEASE MARK VOTES
     AS IN THIS EXAMPLE


--------------------------------------------------------------------------------
                         SHIRE PHARMACEUTICALS GROUP PLC
--------------------------------------------------------------------------------

                    PLEASE REFER TO THE REVERSE OF THIS CARD
                 FOR THE RESOLUTIONS TO BE VOTED AT THE MEETING.

Mark box at right if an address change or comment has been noted /_/ on the reverse of this card.
CONTROL NUMBER:


Please be sure to sign and date this Voting Instruction Card. Date _____________

--------------------------------------------------------------------------------


___________ADR Holder sign here______________________Co-owner sign here_________



ORDINARY BUSINESS
--------------------------------------------------------------------------------
                FOR  AGAINST  ABSTAIN                     FOR  AGAINST  ABSTAIN
Resolution 1    /_/    /_/     /_/          Resolution 5  /_/    /_/     /_/

Resolution 2    /_/    /_/     /_/          Resolution 6  /_/    /_/     /_/

Resolution 3    /_/    /_/     /_/          Resolution 7  /_/    /_/     /_/

Resolution 4    /_/    /_/     /_/          Resolution 8  /_/    /_/     /_/


SPECIAL BUSINESS
--------------------------------------------------------------------------------
                                                          FOR  AGAINST  ABSTAIN
                                            Resolution 9  /_/    /_/     /_/

Mark box at right if you wish to give a discretionary proxy to a         /_/
person designated by the Company. PLEASE NOTE: Marking this box voids any other instructions indicated above.


DETACH CARD                                                          DETACH CARD

       TO THE REGISTERED HOLDERS OF AMERICAN DEPOSITARY RECEIPTS ("ADRS")
                        REPRESENTING ORDINARY SHARES OF
                        SHIRE PHARMACEUTICALS GROUP PLC


Morgan Guaranty Trust Company of New York (the "Depositary") has received advice that the Annual General Meeting of Shareholders (the "Meeting") of Shire Pharmaceuticals Group plc (the "Company") will be held at the offices of West LB Panmure Limited, 35 New Broad Street, London EC2M 1SQ, on Tuesday, June 5, 2001, beginning at 11:00 a.m., for the purposes set forth on the reverse of this card.

If you are desirous of having the Depositary, through its Nominee or Nominees, vote or execute a proxy to vote the Ordinary Shares represented by your ADRs for or against the Resolutions to be proposed at the Meeting, kindly execute and forward to Morgan Guaranty Trust Company of New York, Depositary, the attached Voting Instruction Card. The enclosed postage paid envelope is provided for this purpose. This Voting Instruction Card should be executed in such manner as to show clearly whether you desire the Nominee or the Nominees of the Depositary to vote for or against each Resolution, as the case may be. You may include instructions to give a discretionary proxy to a person designated by the Company. The Voting Instruction Card MUST be forwarded in sufficient time to reach the Depositary before 3:00 p.m., New York City time, May 30, 2001. Only the registered holders of record at the close of business April 25, 2001 will be entitled to execute the attached Voting Instruction Card.

Morgan Guaranty Trust Company of New York, Depositary

Dated: April 30, 2001

                        SHIRE PHARMACEUTICALS GROUP PLC
              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, DEPOSITORY
                      P.O. BOX 9383, BOSTON, MA 02205-9958

                            VOTING INSTRUCTION CARD


The undersigned, a registered holder of American Depositary Receipt(s) representing Ordinary Shares of Shire Pharmaceuticals Group plc, of record April 25, 2001, hereby requests and authorizes Morgan Guaranty Trust Company of New York, Depositary, through its Nominee or Nominees, to vote or execute a proxy to vote the underlying Ordinary Shares of the Company represented by such American Depositary Receipts registered in the name of the undersigned at the Annual General Meeting of Shareholders of the Company to be held at the offices of West LB Panmure Limited, 35 New Broad Street, London EC2M 1SQ on Tuesday, June 5, 2001, beginning at 11:00 a.m., or any adjournment thereof.


These instructions, when properly signed and dated, will be voted in the manner directed herein. If you mark the box to indicate that you wish to give a discretionary proxy to a person designated by the Company, the underlying Ordinary Shares represented by your American Depositary Receipt(s) will be voted by such person in his discretion. If these instructions are properly signed and dated but no direction is made, the underlying Ordinary Shares represented by such American Depositary Receipt(s) will be voted by the Depositary FOR all Resolutions at the Annual General Meeting.

NOTE: In order to have the aforesaid shares voted, this Voting Instruction Card MUST be received before 3:00 p.m., May 30, 2001.

--------------------------------------------------------------------------------

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign this Voting Instruction Card exactly as your name(s) appear(s) on the books of the Depositary. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?            DO YOU HAVE ANY COMMENTS?

---------------------------------    -------------------------------------------

---------------------------------    -------------------------------------------

---------------------------------    -------------------------------------------


                                  RESOLUTIONS

ORDINARY BUSINESS

1. To receive and consider the directors' Report and Accounts for the year ended December 31, 2000.

2. To reappoint Arthur Anderson as Auditors and authorize the directors to fix remuneration.

3.    To re-elect Mr. Angus Russell as Director.

4.    To re-elect Dr. Wilson Totten as Director.

5.    To re-elect Dr. Bernard Canavan as Director.

6. Conditional on completion of the Company's merger with BioChem Pharma Inc., to elect Dr. Francesco Bellini as Director.

7. Conditional on completion of the Company's merger with BioChem Pharma Inc., to elect the Hon. James Andrews Grant as Director.

8. Conditional on completion of the Company's merger with BioChem Pharma Inc., to elect Mr. Gerard Veilleux as Director.


SPECIAL BUSINESS

9. To permit the grant of options under the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme subject to satisfaction of performance conditions prior to grant.

[SHIRE LOGO]

Registered No. 2883758

ANNUAL GENERAL MEETING 2001
Notice of meeting and letter from the Chairman


THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

WHEN CONSIDERING WHAT ACTION YOU SHOULD TAKE YOU ARE RECOMMENDED TO SEEK YOUR OWN FINANCIAL ADVICE FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER DULY AUTHORISED UNDER THE FINANCIAL SERVICES ACT 1986, IF YOU ARE IN THE UK, OR FROM ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT FINANCIAL ADVISER.

IF YOU HAVE SOLD OR TRANSFERRED ALL YOUR ORDINARY SHARES IN SHIRE
PHARMACEUTICALS GROUP PLC, PLEASE SEND THIS DOCUMENT AND THE ACCOMPANYING PROXY CARD TO THE PURCHASER OR TRANSFEREE OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

ALL ENQUIRIES CONCERNING THIS DOCUMENT SHOULD BE ADDRESSED TO THE COMPANY SECRETARY, SHIRE PHARMACEUTICALS GROUP PLC, HAMPSHIRE INTERNATIONAL BUSINESS PARK, CHINEHAM, BASINGSTOKE, HAMPSHIRE RG24 8EP.

LETTER FROM THE CHAIRMAN OF SHIRE PHARMACEUTICALS GROUP PLC

                                          REGISTERED OFFICE
                                          Hampshire International Business Park
                                          Chineham
                                          Basingstoke
                                          Hampshire
                                          RG24 8EP

                                          27 APRIL 2001


TO THE HOLDERS OF ORDINARY SHARES AND, FOR INFORMATION ONLY, TO PARTICIPANTS IN THE SHIRE EMPLOYEE SHARE SCHEMES.

Dear Shareholder

NOTICE OF ANNUAL GENERAL MEETING
You will find the notice of the Annual General Meeting (the "AGM"), to be held on 5 June 2001, with this letter together with an explanation of the resolutions to be proposed at the AGM and a form of proxy. Shire Pharmaceuticals Group plc (the "Company") is subject to additional US Securities and Exchange Commission ("SEC") rules which have meant that the Company is obliged to file a proxy statement with the SEC. A copy of the statement is also enclosed with this letter.

In addition to the business which is conducted at the AGM every year, for example, the approval of accounts and the appointment of directors, this year there is further special business which is detailed in the attached notice of AGM.

The Company proposes to change the manner in which its existing equity incentive arrangements can operate; in particular the Company is seeking your approval to change the way in which it can operate the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme (the "Executive Scheme") in respect of future grants. The Company also proposes to amend the performance conditions applying to the Shire Pharmaceuticals Group plc Long Term Incentive Plan (the "Long Term Incentive Plan") in respect of future awards and is taking this opportunity to advise you of the changes.

OVERVIEW
The Company introduced the Executive Scheme and the Long Term Incentive Plan in order to link participants' remuneration to the Company's performance and remains committed to maintaining a culture of employee share ownership as an essential component of its global reward strategy. Since the introduction of these plans, the size of the Company and the environment in which it operates have continued to change substantially. In particular, the following developments have led the Remuneration Committee to review the Company's long term incentive arrangements and the performance conditions attached to the Executive Scheme and the Long Term Incentive Plan:

o the North American focus of the business has increased further so that in the financial year ended 31 December 2000 roughly 63% of our employees were based in North America and 83% of our revenues were derived from North American markets;

o     the globalisation and consolidation of the pharmaceuticals sector;

o     the increasingly competitive and global market for talented people; and

o the Company's recent significant growth (leading to its inclusion in the FTSE 100 index).

The Company believes that it will be difficult to compete for the talented people it needs in order to continue delivering increased shareholder value unless its long term incentive arrangements reflect practice in the markets in which it operates.

The Company therefore considers that the manner in which performance conditions are imposed on options granted under the Executive Scheme and the performance conditions currently applied to awards made under the Long Term Incentive Plan no longer meet the needs of the business. The proposals outlined below address these issues and will enable the Company to tailor appropriate performance-related long term remuneration for its employees. As a part of this review, the Remuneration Committee has taken specialist advice from independent consultants.

EXECUTIVE SCHEME
In the international markets in which the Company operates, share options continue to be the most widely understood and operated form of long term incentive arrangements. Share options are also an integral part of the Company's reward strategy throughout the business in line with global market practice. The Remuneration Committee believes that all options granted under the Executive Scheme should continue to be subject to stretching performance targets.

The Company operates in a truly international environment and must take account of North American practice when it seeks to recruit, retain and motivate its employees and, in particular, its senior executives. Therefore, it is proposed that, in respect of future grants of options, the Remuneration Committee will be able to determine whether it is most appropriate to make the grant of options based on the prior performance of the Company together with the performance of the individual (in which case no additional conditions will govern their exercise); or for the exercise of options to be based on the meeting of performance targets prior to exercise. Under normal circumstances, options will continue to be exercisable only after the third anniversary of the date of grant.

Performance conditions to be applied to the grant of such options will be determined by the Remuneration Committee prior to their grant. In making such a determination, the Remuneration Committee will have regard to the guidance issued from time to time by the bodies representing institutional shareholders. They will seek to identify factors which represent a fair measure of overall corporate performance such as share price growth, total shareholder return and earnings per share.

The Remuneration Committee proposes that the performance condition determining the next grant of such options will be tested over a three year measurement period prior to their grant. The measure will be consistent with that currently governing the exercise of options granted under the Executive Scheme: namely, that growth in the Company's share price over a three year measurement period must exceed 50% in order for 60% of options to vest and must exceed 75% for full vesting.

LONG TERM INCENTIVE PLAN
The Long Term Incentive Plan will continue to be used to incentivise executive directors and the most senior managers within the Company. The Remuneration Committee will set appropriate performance conditions each time awards are made under the Long Term Incentive Plan. The extent to which awards under the Long Term Incentive Plan will vest will continue to be subject to the Company's performance over a three year performance period.

It is intended that the performance conditions to be applied to the vesting of the next award granted will be based on the total shareholder return of the Company relative to the constituents of the FTSE 100 index, which is a more appropriate comparator group now that the Company has gained entry into this index. Awards will vest on a sliding scale so that an award will only vest in full if the Company has delivered superior performance to shareholders and its total shareholder return over the performance period is such as to rank it in the top 10% of FTSE 100 companies. If the Company is not ranked in the top 50% the award will not vest at all.

As is currently the case, if and to the extent that performance conditions are met over the three year performance period, awards will continue to be deferred for an additional 12 months.

DILUTION LIMITS
The existing dilution limits in the Executive Scheme and the Long Term Incentive Plan will remain.

SHAREHOLDING POLICY
The Remuneration Committee is proposing to introduce a shareholding policy which would require executive directors to build up a meaningful shareholding in the Company over time. The Remuneration Committee will encourage executive directors to retain a proportion of shares in the Company following exercise of options and realisation of awards under the Long Term Incentive Plan. It is proposed that the target for executive directors be to hold shares with a value equivalent to their annual salary and that this target be achieved over the next three to five years.

FURTHER INFORMATION
SUBSTANTIAL SHAREHOLDINGS
As at 24 April 2001 the Company had been notified, in accordance with Sections 198 to 208 of the Companies Act 1985, of the following substantial interests in its issued share capital:


                                                      Number of
                                        Notes   ordinary shares   Percentage
--------------------------------------------------------------------------------
The Capital Group Companies, Inc.         (i)        10,762,647         4.17
HealthCare Ventures LLC                  (ii)         8,690,090         3.37
Putnam Investment Management, LLC &
The Putnam Advisory Company, Inc.                    17,732,370         6.87
--------------------------------------------------------------------------------


NOTES

i) The Capital Group Companies, Inc. interest includes 1,779,600 ordinary shares registered to Capital International Limited, 263,713 ordinary shares registered to Capital International S.A., 3,700 ordinary shares registered to Capital International, Inc. and 8,715,634 ordinary shares registered to Capital Research and Management Company.

ii) The HealthCare Ventures LLC interests include 5,508,032 ordinary shares registered to HealthCare Ventures IV and 1,564,530 ordinary shares registered to HealthCare Ventures V.

In addition to the above, the Company has been notified that as at 24 April 2001 Guaranty Nominees Limited held 26,748,792 ordinary shares which underlie American Depositary Shares of the Company ("ADSs") (representing 10.4% of the total share capital of the Company) in its capacity as the depositary of the Company's ADS facility. Each ADS equates to three of the Company's ordinary shares of 5 pence each.

On completion of the merger with BioChem Pharma Inc. ("BioChem Pharma") (based on the issued share capital of BioChem Pharma on 24 April 2001 and assuming no exercise of options outstanding under the Company's employee share plans, no exercise of options or rights in respect of BioChem Pharma shares and an average last reported sale price of the Company's ADSs on the Nasdaq National Market for the 15 consecutive trading days ending on the third trading day immediately preceding the closing of the merger (an "Average Shire ADS Price") of $46.51 (the closing price of an ADS on 17 April 2001) and assuming all existing BioChem Pharma shareholders exchange their BioChem Pharma shares for new ordinary shares of the Company pursuant to the terms of the merger), the following are expected to have substantial interests in the Company's issued share capital (based on the interests in the Company shown above and assuming no other changes in their interests between 24 April 2001 and the closing of the merger with BioChem Pharma):


                                                    Number of
                                              ordinary shares      Percentage
--------------------------------------------------------------------------------
Putnam Investment Management, LLC
  & The Putnam Advisory Company, Inc.              17,732,370            3.57
La Caisse des Depots                               16,869,390            3.39
--------------------------------------------------------------------------------

DIRECTORS' SHAREHOLDINGS*
The directors who held office at 31 December 2000, and the directors who will hold office following completion of the Company's merger with BioChem Pharma, had, or will (assuming no changes in their interests between 24 April 2001 and the closing of the merger with BioChem Pharma) have following the closing of the merger with BioChem Pharma, interests in the share capital of the Company as follows:


                                            Number of ordinary shares
                           ------------------------------------------------------------
                             Following the
                               merger with                   31 December    31 December
Name                Notes   BioChem Pharma  24 APRIL 2001           2000           1999
---------------------------------------------------------------------------------------
Dr J H Cavanaugh      (i)        8,806,368      8,806,368      8,806,368     12,244,810
R Stahel                            13,827         13,827         13,827         13,827
A C Russell                             --             --             --             --
Dr J W Totten                           --             --             --             --
Dr B J Price                        31,350         31,350         31,350         31,350
Dr B Canavan          (ii)          28,869          3,000          3,000             --
Dr Z P Horovitz       (iii)          3,128          3,128          3,128          3,128
R M Nordmann          (iv)          46,968         46,968         46,968          3,128
J E Smith                          125,120        125,120        125,120        125,120
J T Spitznagel        (v)           57,624         57,624         57,624         57,624
Dr F Bellini          (vi)      13,758,451
The Hon J A Grant     (vi)         245,282
G Veilleux            (vi)          34,099
---------------------------------------------------------------------------------------

*All interests are beneficial unless otherwise stated.

NOTES
i) Dr Cavanaugh is the President of HealthCare Ventures LLC, which is the management company for a number of limited partnerships which have interests in 8,690,090 ordinary shares. Dr Cavanaugh is also a general partner in these partnerships which acquired their ordinary shares following the acquisition of Pharmavene, Inc. in March 1997. On 14 September 2000 Healthcare Ventures II, L.P. distributed 2,904,890 of its ordinary shares to unrelated third parties, being the beneficial owners of such shares, and 649,830 ordinary shares to HealthCare Partners II, L.P. On 15 September 2000 HealthCare Partners II, L.P. distributed 533,552 ordinary shares to unrelated third parties, being the beneficial owners of such shares, and 116,278 ordinary shares to Dr Cavanaugh personally as beneficial owner.

ii) On 10 March 2000 Dr Canavan purchased 1,000 ADSs, the equivalent of 3,000 ordinary shares, for $65.56 per ADS. Dr Canavan is also interested in 11,000 BioChem Pharma shares. Based on an Average Shire ADS Price of $46.51 (being the closing price of an ADS on 17 April 2001), Dr Canavan's shares would be exchanged at a rate of 2.3517 new ordinary shares for each existing BioChem Pharma share. Dr Canavan can also expect to receive payment of approximately $58,000 in respect of his ownership of BioChem Pharma's deferred share units.

iii) On 8 March 2000 Dr Horovitz exercised 31,280 share options under the Roberts Stock Option Plan at $3.68 per ordinary share and on the same day exercised a further 31,280 share options at $3.64 per ordinary share. On 9 March 2000 all of the 62,560 resulting ordinary shares were sold realising gross proceeds of (pound)743,213.

iv) On 9 and 10 March 2000 Mr Nordmann exercised 93,840 share options under the Roberts Stock Option Plan at $6.02 per ordinary share. On 9 March 2000 Mr Nordmann sold 50,000 ordinary shares realising gross proceeds of $956,250.

v) On 17 March 2000 Mr Spitznagel exercised 600,000 share options under the Roberts Stock Option Plan at a total exercise price of $2,677,616. On 24 March 2000 Mr Spitznagel exercised a further 334,809 share options under the Roberts Stock Option Plan for a total exercise price of $1,890,013. During March 2000 Mr Spitznagel sold 934,809 ordinary shares realising gross proceeds of $17,073,856. On 19 April 2000 Mr Spitznagel notified the Company of a miscalculation of his shareholding in the Company which the Company was informed was 57,624 rather than 75,503 ordinary shares as previously notified. On 31 October 2000 Mr Spitznagel exercised 255,490 share options under the Roberts Stock Option Plan at a total exercise price of $528,632 and 177,290 share options under the Roberts Stock Option Plan at a total exercise price of $1,067,285.5 and on 31 October 2000 sold 255,490 ordinary shares realising gross proceeds of $4,400,423. On 19 December 2000 Mr Spitznagel exercised 100,000 share options under the Roberts Stock Option Plan at a total exercise price of $602,000. On 19 December 2000 Mr Spitznagel sold 100,000 ordinary shares realising gross proceeds of $1,425,000.

vi) Dr Bellini, Mr Grant and Mr Veilleux have been appointed as directors of the Company conditional on completion of the Company's merger with BioChem Pharma. The figures for their interests assume that, based on an Average Shire ADS Price of $46.51 (being the closing price of an ADS on 17 April
      2001) and assuming each of them elects for new ordinary shares, their shares would be exchanged at a rate of 2.3517 new ordinary shares for each existing BioChem Pharma share they hold, and also assume that all their options would be exercised.

Copies of the rules of the Executive Scheme and the Long Term Incentive Plan are available for inspection from the date hereof during normal business hours on any week day at the Company's registered office at Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP, and at the offices of Arthur Andersen, 20 Old Bailey, London EC2M 7AN.

Copies will remain available up to and including the date of the AGM (or any adjourned meeting) and will also be available for inspection at the offices of West LB Panmure, 35 New Broad Street, London EC2M 1SQ, for at least 15 minutes prior to and during the AGM.

RECOMMENDATION
The directors have considered Resolutions 1 to 9 which deal with, inter alia, the proposals relating to the Executive Scheme to be put to shareholders and believe they are in the best interests of shareholders as a whole and accordingly recommend that shareholders vote in favour of them at the AGM as they intend to do in respect of their aggregate beneficial holdings of 9,087,385 ordinary shares, representing approximately 3.5% of the issued share capital of the Company.

Yours faithfully

/s/ Dr James H Cavanaugh
------------------------
DR JAMES H CAVANAUGH
Chairman

SHIRE PHARMACEUTICALS GROUP PLC
(REGISTERED IN ENGLAND AND WALES WITH REGISTERED NUMBER 2883758)

NOTICE OF ANNUAL GENERAL MEETING
Notice is hereby given that the Annual General Meeting of Shire Pharmaceuticals Group plc will be held at the offices of West LB Panmure Limited at 35 New Broad Street, London EC2M 1SQ on 5 June 2001 at 11.00am for the purposes of considering and, if thought fit, passing the following resolutions, which will be proposed as ordinary resolutions:

ORDINARY BUSINESS

1 To receive and consider the directors' Report and Accounts for the year ended 31 December 2000.

2 To re-appoint Arthur Andersen as Auditors and authorise the directors to fix their remuneration.

3     To re-elect Mr Angus Russell as Director.

4     To re-elect Dr Wilson Totten as Director.

5     To re-elect Dr Bernard Canavan as Director.

6 Conditional on completion of the Company's merger with BioChem Pharma Inc., to elect Dr Francesco Bellini as Director.

7 Conditional on completion of the Company's merger with BioChem Pharma Inc., to elect the Hon James Andrews Grant as Director.

8 Conditional on completion of the Company's merger with BioChem Pharma Inc., to elect Mr Gerard Veilleux as Director.

SPECIAL BUSINESS

9 That options may be granted under the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme subject to satisfaction of performance conditions prior to and not subsequent to grant as more particularly described in the Chairman's letter to shareholders dated 27 April 2001.

By Order of the Board

ANGUS C RUSSELL
Secretary

27 April 2001
Registered office
Hampshire International Business Park
Chineham
Basingstoke
Hampshire
RG24 8EP

NOTES

1 A member entitled to attend and vote may appoint one or more proxies to attend and, on a poll, vote instead of him/her. A proxy need not also be a member. The appointment of a proxy will not preclude a member of the Company from attending and voting in person at the meeting if he or she so desires.

2 A form of proxy is enclosed for holders of ordinary shares in the Company. To be valid the form of proxy (and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such authority) must reach the Registrar, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6ZL not later than 11.00am on 3 June 2001 (or 48 hours before any adjournment of the meeting). A separate instruction card for holders of American Depositary Receipts of the Company to give instructions to the depositary for the American Depositary Receipts is being provided to such holders.

3 The Company, pursuant to Regulation 34 of the Uncertificated Securities Regulations 1995, specifies that only those shareholders registered in the register of members of the Company as at 6.00pm on 3 June 2001 (or, in the case of adjournment, as at 6.00pm on the date two days preceding the date of the adjourned meeting) shall be entitled to attend and vote at the meeting in respect of the number of shares registered in their name at that time. Changes to entries on the register after such time will be disregarded in determining the right of any person to attend and/or vote at the meeting.

4 There will be available for inspection at the Company's registered office at Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP during normal business hours on any week day (excluding Saturdays, Sundays and public holidays) from the date of this notice until the date of the Annual General Meeting and at the meeting from 10.45am until the close of the meeting:

      -     copies of the service contracts of the directors with the Company;

      -     the register of directors' share interests;

      -     copies of the existing Articles of Association;

      - the rules of the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme; and

      -     the rules of the Shire Pharmaceuticals Group plc Long Term Incentive
            Plan.

EXPLANATION OF RESOLUTIONS
Resolutions 1 to 8 represent the business of the Company which is commonly transacted at Annual General Meetings. Resolution 9 relates to the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme (the "Executive Scheme"). Resolutions 1 to 9 will all be proposed as ordinary resolutions.

RESOLUTION 1: ANNUAL REPORT
This resolution receives the Company's Annual Report and Accounts for the year ended 31 December 2000.

RESOLUTION 2: REAPPOINTMENT OF AUDITORS
The approval of shareholders is sought for the reappointment of Arthur Andersen as the Company's auditors for the next financial year and to provide the Board with authority to determine their remuneration.

RESOLUTIONS 3 TO 8: ELECTION AND RE-ELECTION OF DIRECTORS
The Company currently has ten directors.

The Articles of Association of the Company provide that one-third of the directors who are subject to retirement by rotation, or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third shall retire at the meeting. The directors to retire by rotation at the meeting include, so far as necessary to obtain the number required, first, a director who wishes to retire and not offer himself for reappointment, and, second, those directors who have been longest in office since their last appointment or reappointment.

The Articles of Association of the Company also allow the Board of Directors of the Company to appoint a person who is willing to act as a director. A director appointed in this way may, however, hold office only until the dissolution of the next Annual General Meeting after his/her appointment unless he/she is reappointed during the meeting.

In accordance with the Articles of Association, Mr Angus Russell, Dr Wilson Totten and Dr Bernard Canavan retire by rotation and offer themselves for re-election. Dr Francesco Bellini, the Hon James Andrews Grant and Mr GErard Veilleux, who have been appointed non-executive directors conditional on completion of the merger with BioChem Pharma, will also offer themselves for election, assuming that the Company's merger with BioChem Pharma Inc. ("BioChem Pharma") has been completed by the Annual General Meeting. The biographical details of these directors are set out below.

RESOLUTION 9
As explained in the Chairman's letter, the Company has undertaken a review of the performance conditions attaching to its long term equity incentive arrangements in the light of its growth and the international environment in which it operates.

As a result of this review the Company is seeking the approval of shareholders to change the manner in which the Executive Scheme may be operated so that the Remuneration Committee may impose performance conditions on the grant of options under the Executive Scheme, in which case there will be no further conditions governing the exercise of such options.

BIOGRAPHICAL DETAILS OF DIRECTORS STANDING FOR ELECTION AND RE-ELECTION
The following information sets forth the name and age of each nominee, all other positions or offices, if any, now held by him with the Company and his principal occupation during the past five years.

Angus Russell, 44, joined the Company in December 1999 as Group Finance Director. Previously he worked for Zeneca Group PLC as Group Treasurer from 1995 until April 1999 and as Vice President of Corporate Finance of AstraZeneca PLC from April 1999 to December 1999. Mr Russell is a chartered accountant, having qualified with Coopers & Lybrand, and is a member of the Association of Corporate Treasurers.

Dr Wilson Totten, 45, joined the Company as Group R&D Director in January 1998 and joined the Board in January 1999. Dr Totten is a medical doctor. His last position was Vice President of Clinical Research & Development with Astra Charnwood, where he served from 1995 to 1997.

Dr Bernard Canavan, 65, joined the Board as a non-executive director in March 1999. Dr Canavan is a medical doctor. He was employed by American Home Products for over 25 years until he retired in January 1994. He was President of that corporation from 1990 to 1994. Dr Canavan is chairman of the Audit Committee.

Dr Francesco Bellini, 53, was a co-founder of BioChem Pharma in 1986 and has served as its President and Chief Executive Officer since September 1986 and as Chairman of the Board since May 2000. Dr Bellini is a director of Molson Inc., Industrial Alliance Life Insurance Co. and Fonds de Recherche de l'Institut de Cardiologie de Montreal.

The Hon James Andrews Grant, 63, has been a director of BioChem Pharma since 1986. He is a partner with the law firm Stikeman Elliot in Montreal and has been with that firm since 1962. He is a director of United Dominion Industries Limited, CAE Industries Limited and Canadian Imperial Bank of Commerce.

Mr Gerard Veilleux, 58, has been a director of BioChem Pharma since 1999. He has been President of Power Communications Inc. and Vice President of Power Corporation of Canada, a diversified management and holding company, since June 1994. Mr Veilleux is additionally a member of the Board of Governors of McGill University.

FORM OF PROXY

I/We, being a member/members of SHIRE PHARMACEUTICALS GROUP PLC, HEREBY APPOINT the Chairman of the meeting or ________________________________ as my/our proxy and on a poll to vote for me/us and on my/our behalf at the Annual General Meeting of the Company to be held on 5 June 2001 at 11.00am, and at any adjournment thereof.

RESOLUTIONS
ORDINARY BUSINESS                                            For       Against     Abstain
1     To receive and consider the directors' Report
      and Accounts for the year ended 31 December 2000.      / /         / /         / /

2     To reappoint Arthur Andersen as Auditors and
      authorise the directors to fix their remuneration.     / /         / /         / /

3     To re-elect Mr Angus Russell as Director.              / /         / /         / /

4     To re-elect Dr Wilson Totten as Director.              / /         / /         / /

5     To re-elect Dr Bernard Canavan as Director.            / /         / /         / /

6     Conditional on completion of the Company's
      merger with BioChem Pharma Inc., to elect Dr
      Francesco Bellini as Director.                         / /         / /         / /

7     Conditional on completion of the Company's
      merger with BioChem Pharma Inc., to elect the
      Hon James Andrews Grant as Director.                   / /         / /         / /

8     Conditional on completion of the Company's
      merger with BioChem Pharma Inc., to elect Mr
      Gerard Veilleux as Director.                           / /         / /         / /

SPECIAL BUSINESS
9     To permit the grant of options under the Shire
      Pharmaceuticals Group plc 2000 Executive Share
      Option Scheme subject to satisfaction of
      performance conditions prior to grant.                 / /         / /         / /


Signed this __________________ day of _____________________________________ 2001

Signature(s)____________________________________________________________________

Name(s) in full_________________________________________________________________

Address_________________________________________________________________________

Postcode________________________________________________________________________

NOTES
1 Please indicate by placing a single "X" in the appropriate space how you wish your votes to be cast in respect of each of the resolutions referred to above. If this form is duly signed and returned, but without any specific direction as to how you wish your votes to be cast, your proxy may vote or abstain, at his/her discretion. On any other business (including a motion to adjourn the meeting or to amend any of the resolutions) the proxy may vote at his/her discretion.

2 In the case of joint shareholders, the vote of the first named in the register of members of the Company who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders.

3 This form must be executed by the shareholder(s) or their attorney duly authorised in writing. In the case of a shareholder which is a corporate body, this form must be executed either under its common seal, by the signatures of a director and its secretary or of two directors or under the hand of an officer or attorney duly authorised in writing on its behalf.

4 Pursuant to Regulation 34 of the Uncertificated Securities Regulations 1995, the time by which a person must be entered on the register of members of the Company in order to have the right to attend or vote at the Annual General Meeting is 6.00pm on 3 June 2001. If the Annual General Meeting is adjourned, the time by which a person must be entered on the register of members of the Company in order to have the right to attend or vote at the adjourned meeting is 6.00pm on the date two days preceding the date fixed for the adjourned meeting. Changes to entries on the register of members of the Company after 6.00pm on 3 June 2001 will be disregarded in determining the rights of any person to attend or vote at the meeting.

5 To be valid, this form must be completed, signed and deposited at, or returned by post to, the office of the Company's registrars, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6ZL, England, United Kingdom not less than 48 hours before the time appointed for the meeting.

      Please note that shareholders returning this
      form of proxy by post from outside the United
      Kingdom should affix a stamp.                              [SHIRE LOGO]